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                                                                    Exhibit 1.1

===============================================================================

                                   OPTEL, INC.


                                  225,000 Units

                                  consisting of

                                  $225,000,000
                            13% Senior Notes Due 2005

                                       and

                     225,000 Shares of Class C Common Stock





                               PURCHASE AGREEMENT












Dated:  February 7, 1997


===============================================================================
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                                   OPTEL, INC.


                                  225,000 Units
                                  consisting of

                                  $225,000,000
                            13% Senior Notes Due 2005

                                       and

                     225,000 Shares of Class C Common Stock


                               PURCHASE AGREEMENT


                                                              New York, New York
                                                                February 7, 1997


SALOMON BROTHERS INC
MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

            OpTel, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Salomon Brothers Inc and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Initial Purchasers") 225,000 Units (the "Units") consisting of $225,000,000 principal amount of its 13% Senior Notes Due 2005 (the "Notes") and 225,000 shares of Class C Common Stock, par value $.01 per share (the "Shares" and, together with the Notes and the Units, the "Securities"). The Notes are to be issued under an indenture (the "Indenture") dated as of February 14, 1997 between the Company and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee"). The holders of Notes, including the Initial Purchasers, will be entitled to the benefits of a Registration Agreement (the "Registration Agreement") dated as of February 14, 1997 between the Company and the Initial Purchasers. The holders of Shares, including the Initial Purchasers, will be entitled to the benefits of a Common Stock Registration Rights Agreement (the "Common Stock Registration Rights Agreement") dated as of February 14, 1997 between the Company, VPC Corporation,

Le Groupe Videotron Ltee, the Initial Purchasers and U.S. Trust Company of Texas, N.A.

            Approximately $80,000,000 of the net proceeds from the sale of the Units (the "Initial Escrow Amount"), representing funds that, together with the proceeds from the investment thereof, will be sufficient to pay the first six interest payments on the Notes, are to be placed in a collateral account and pledged to the Trustee, for the benefit of the holders of the Notes and the Trustee (in its capacity as such under the Indenture) pursuant to the Escrow Agreement, dated as of February 14, 1997 (the "Escrow Agreement") among the Company, U.S. Trust Company of Texas, N.A., as Escrow Agent (the "Escrow Agent"), and the Trustee.

            The sale of the Units to the Initial Purchasers will be made without registration of the Units under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Company that the Initial Purchasers will offer and sell the Units purchased by them hereunder in accordance with Section 4 hereof as soon as you deem advisable.

            In connection with the sale of the Units, the Company has prepared a preliminary offering memorandum, dated January 16, 1997 (including any and all exhibits thereto, the "Preliminary Memorandum") and a final offering memorandum, dated February 7, 1997 (including any and all exhibits thereto, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Units by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement subsequent to the Execution Time.

            1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

            (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.

            (b) Neither the Company, nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

            (c) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

            (d) Assuming that the representations and warranties of the Initial Purchasers contained in Section 4 are true, correct and complete, and assuming that the representations and warranties contained in the Accredited Investor Letters (the "Accredited Investor Letters") (substantially in the form of Exhibit A hereto) completed by Accredited Investors or deemed to be made by non-U.S. persons and "qualified institutional buyers" (as defined in Rule 144A(a)(1) under the Securities
      Act) purchasing Units are true and correct as of the Closing Date, and assuming compliance by such persons with their agreements made in the Accredited Investor Letters or deemed made by the Final Memorandum, it is not necessary in connection with the offer, sale and delivery of the Units to the Initial Purchasers in the manner contemplated by, or in connection with the initial resale of such Units by the Initial Purchasers in accordance with, this Agreement to register the Units under the Securities Act or to qualify any indenture in respect of the Units under the Trust Indenture Act of 1939 (the "TIA").

            (e) The Company and each subsidiary of the Company (a "Subsidiary") and Transmission Holdings, Inc., a Delaware corporation (the "LHC"), has been duly incorporated and each is validly existing as a corporation under the laws of its jurisdiction of incorporation, with all requisite power and authority to own or lease its properties and to conduct its business as described in the

      Final Memorandum. Each of the Company and the Subsidiaries and the LHC (x) has all necessary authorizations, approvals, orders, licenses and permits of and from regulatory or governmental officials, bodies and tribunals, to own or lease its properties and to conduct its businesses as now conducted as described in the Final Memorandum and (y) is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except, in the case of clauses (x) and (y), where the failure to have such authorizations, approvals, orders, licenses and permits or to be so qualified could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, results of operations or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").

            (f) The Units, Notes and the Exchange Securities (as defined in the Registration Agreement) have been duly authorized by the Company and the Company has all requisite corporate power and authority to execute, issue and deliver the Units, Notes and the Exchange Securities and to incur and perform its obligations provided for therein. The Notes, when executed, authenticated and issued in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and when delivered against payment of the purchase price therefor as provided in this Agreement, will constitute the valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with the terms thereof; and the Exchange Securities, when executed, authenticated, issued and delivered by the Company in exchange for the Securities pursuant to the terms of the Registration Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with the terms thereof; subject, in the case of each of the foregoing, to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and
      (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) (clauses (a) and (b) being referred to herein as the "Enforceability Limitations").

            (g) At the Closing Date, the Shares will have been duly authorized by the Company and the Company will have all requisite corporate power and authority to issue and deliver the Shares and to incur and perform its obligations provided for therein. When issued, the Shares will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The number of Shares to be sold will, at the Closing Date, represent, 5% of the shares of Common Stock of the Company on a fully diluted basis (assuming conversion of the Convertible Notes (as defined in the Final Memorandum) on April 30, 1999 as though no initial public offering had occurred).

            (h) This Agreement has been, and, as of the Closing Date, the Registration Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement and the Indenture will have been, duly authorized, executed and delivered by the Company, and upon such execution by the Company (assuming the due authorization, execution and delivery by parties thereto other than the Company) this Agreement constitutes, and, as of the Closing Date, the Registration Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement and the Indenture will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms hereof or thereof, subject only to the Enforceability Limitations.

            (i) At the time of deposit with the Escrow Agent of the Initial Escrow Amount (as such term is defined in the Escrow Agreement) no Lien (as such term is defined in the Indenture) exists upon such Collateral (as such term is defined in the Escrow Agreement) and no right or option to acquire the same exists in favor of any other person or entity, except for the pledge and security interest in favor of the Trustee for the benefit of the holders of the Notes and the Trustee (in its capacity as such under the Indenture) to be created or provided for in the Escrow Agreement, which pledge and security interest shall constitute a first priority perfected pledge and security interest in and to all of the Collateral.

            (j) No consent, authorization, approval, license or order of, or filing, registration or qualification with, any court or governmental or regulatory agency or body, domestic or foreign, is required for the performance by the Company of its obligations under this Agreement, the Registration Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement and the Indenture, or for the consummation of the transactions contemplated hereby or thereby except such as may be required (A) in connection with the registration under the Act of the Notes or the Exchange Securities pursuant to the Registration Agreement (including any filing with the NASD), (B) in connection with the registration under the Act of the Shares pursuant to the Common Stock Registration Rights Agreement (including any filing with the NASD), (C) the qualification of the Indenture under the TIA pursuant to the Registration Agreement or (D) by state securities or "blue sky" laws in connection with the offer and sale of the Securities or the registration thereof or of the Exchange Securities pursuant to the Registration Agreement.

            (k) The issuance, sale and delivery of the Securities and the Exchange Securities, the execution, delivery and performance by the Company of this Agreement, the Registration Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement and the Indenture, the consummation by the Company of the transactions contemplated hereby, thereby, and as described in the Offering Memorandum and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Date, will not conflict with or constitute or result in a breach or violation by the Company or the Subsidiaries of (A) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by any of the Company or the Subsidiaries or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries under any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate, any material Rights of Entry (as defined in the Final Memorandum) or other agreement or document to which any of the Company or the Subsidiaries is a party or by which any of them may be bound, or to which any of them or any of their respective assets or businesses is subject (and the Company has no knowledge of any conflict, breach or violation of such terms or provisions or of any such default, in any such case, which has occurred or will so result), (B) the articles or by-laws (each, an "Organizational Document") of each of the Company and the Subsidiaries or (C) any law, statute, rule or regulation, or any judgment, decree or order, in any such case, of any domestic or foreign court or governmental or regulatory agency or other body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets.

            (l) The Securities, the Exchange Securities, the Registration Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement and the Indenture will each conform in all material respects to the descriptions thereof in the Final Memorandum.

            (m) The audited consolidated financial statements (and the related notes) and schedules of the Company and the Subsidiaries included in the Final Memorandum present fairly the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries, at the dates and for the periods to which they relate, and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, and the unaudited historical consolidated financial statements (and the related notes) of the Company and the Subsidiaries included in the Final Memorandum present fairly the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries, at the dates and for the periods to which they relate, and have been prepared in accordance with GAAP. To the knowledge of the Company, Deloitte & Touche LLP, which has examined certain of such financial statements and schedules as set forth in its report included in the Final Memorandum, is an independent public accounting firm with respect to the Company and the Subsidiaries as required by the Securities Act and the rules and regulations of the Securities Exchange Commission ("SEC") thereunder (the "Act Regulations").

            (n) Since the respective dates as of which information is given in the Final Memorandum, except as otherwise specifically stated therein, there has been no significant change in or material adverse change in the condition (financial or otherwise), assets, results of operations or prospects of the Company or of the Company and the Subsidiaries considered as one enterprise or of the LHC, whether or not arising in the ordinary course of business.

            (o) At the Closing Date, the Company will have the authorized and issued and outstanding capitalization set forth in the Final Memorandum under the caption "Capitalization"; the outstanding capital stock of the Company and each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to Organizational Documents); and except as set forth on Schedule II, all of the outstanding shares of the Subsidiaries are owned beneficially and of record by the Company or by another Subsidiary, in each case, free and clear of all liens, encumbrances, equities or claims of any kind whatsoever or restrictions on transferability or voting.

            (p) Neither the Company nor any of the Subsidiaries nor the LHC is
      (A) in violation of its Organizational Documents, (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, authorization, permit, certificate or other agreement or document to which the Company or any Subsidiary or the LHC is a party or by which it or any of them may be bound, or to which any of the assets or businesses of the Company or any Subsidiary or the LHC is subject, or (C) in violation of any applicable law, rule or regulation, or any judgment, order or decree of any domestic or foreign court with jurisdiction over the Company or any Subsidiary or the LHC, or other governmental or regulatory authority with jurisdiction over the Company or any Subsidiary or the LHC which, in the case of (B) or (C), could have a Material Adverse Effect.

            (q) Except as described or reflected in the Final Memorandum and for matters not required to be described in the Final Memorandum, there is not pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, inquiry or investigation to which the Company or any Subsidiary or the LHC is a party, or to which the rights of entry or assets of the Company or any of the Subsidiaries or the LHC is subject, before, or brought by, any court or governmental or regulatory agency or body with jurisdiction over the Company or any Subsidiary or the LHC.

            (r) Each of the Company and the Subsidiaries and the LHC owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, trademarks, inventions, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures, whether patented or unpatented) (collectively, "intellectual property") necessary to conduct the business now or, to its belief, proposed to be operated by it as described in the Final Memorandum, except as described in the Final Memorandum and where the failure to own, possess or have the ability to acquire any such intellectual property could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and, except as disclosed in the Final Memorandum, neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property which, if such assertion of infringement or conflict were sustained, would result in any Material Adverse Effect.

            (s) Each of the Company and the Subsidiaries has obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations (collectively, the "Licenses") of and from, and has made all declarations and filings with, all governmental or regulatory authorities, including, without limitation, the Federal Communications Commission (the "FCC"), and all courts and other tribunals necessary to own, lease, license and use its assets and to conduct its businesses in the manner described in the Final Memorandum except where the failure to obtain such Licenses and make such declarations and filings would not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries nor the LHC, has received any notice of proceedings relating to the revocation or modification of, or denial of any application for, any License which, if the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, have a Material Adverse Effect; the Company and each of the Subsidiaries and the LHC, have fulfilled and performed all of their obligations with respect to all Licenses possessed by any of them, except where the failure to so fulfill and perform would not, singly or in the aggregate, have a Material Adverse Effect; and no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such License, except where such revocation or termination would not, singly or in the aggregate, have a Material Adverse Effect; and the Licenses referred to above, including, to the actual knowledge of the Company, those held by the LHC, contain no restrictions on the Company or any of the Subsidiaries or the LHC that are not described in the Final Memorandum, except where such restrictions would not, singly or in the aggregate, have a Material Adverse Effect.

            (t) There are no legal, governmental or regulatory proceedings affecting the business of the Company or any Subsidiary or the LHC, including, without limitation, before the FCC, actions, suits, inquiries or investigations which, if applicable, would be required to be described in the Final Memorandum were the Final Memorandum a registration statement on Form S-1 filed under the Act and the Act Regulations that are not described, nor any laws, rules, regulations, contracts or other documents which, under such circumstances, would be required to be described in the Final Memorandum by the Act or by the Act Regulations that have not been so described.

            (u) Each of the Company and the Subsidiaries and the LHC has filed all necessary income, franchise and other tax returns, and has paid any taxes assessed by the due date for payment thereof, except where such taxes are being contested in good faith or where the failure to file and pay such taxes would not have a Material Adverse Effect.

            (v) Except as disclosed in the Final Memorandum, there are no mortgages, charges or security arrangements nor any consensual encumbrances or other arrangements which restrict the ability of any Subsidiary (i) to pay dividends or make any other distributions on such Subsidiary's shares or to pay any indebtedness owed to the Company or any other Subsidiary, (ii) to make any loans or advances to, or investments in, the Company or any other Subsidiary or (iii) to transfer any of its property or assets to the Company or any other Subsidiary.

            (w) To the knowledge of the Company, there are no defaults under any Rights of Entry (as defined in the Final Memorandum) by any party thereunder or notices of termination or non-renewal with respect thereto, except for such defaults or notices as, individually or in the aggregate, cannot reasonably be expected to have a Material Adverse Effect.

            (x) The market-related data and estimates included in the Final Memorandum are based on or derived from independent sources which the Company believes to be reliable and accurate.

            (y) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

            (z) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S ("Regulation S") under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.

            (aa) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

            (ab) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities or Exchange Securities of the Company (except as contemplated by this Agreement).

            (ac) The information provided by the Company pursuant to Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            In regards to the foregoing representations and warranties of the Company, it is understood that (i) all necessary applications, authorizations and organizational procedures are being conducted with regard to the LHC and will be completed prior to the Closing Date and (ii) an amendment to the Company's Certificate of Incorporation creating the Class C Common Stock of the Company and making certain other changes thereto will be authorized and filed prior to the Closing Date, and, accordingly, all such representations and warranties pertaining to the LHC, the Class C Common Stock and the Company's capitalization will only be given as of the Closing Date.

            Any certificate signed by any two or more members of the Board of Directors or two or more officers of the Company and delivered to an Initial Purchaser or to counsel for the Initial Purchasers pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Company to each Initial Purchaser as to the matters covered thereby.

            2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of $980.67 per Unit, the number of Units set forth opposite such Initial Purchaser's name in Schedule I hereto.

            3. Delivery and Payment. Delivery of the Units, Notes and Shares and payment for the Units shall be made at 10:00 AM, New York City time, on February 14, 1997, or such later date (not later than February 17, 1997) as the Initial Purchasers shall designate, which date and time may be postponed by agreement between the Initial Purchasers and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Units, Notes and Shares being herein called the "Closing Date"). Delivery of the Units, Notes and Shares shall be made to the Initial Purchasers for the respective accounts of the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof to or upon the order of the Company by federal funds check or checks or wire transfer payable in same day funds or such other manner of payment as may be agreed by the Company and the Initial Purchasers. Delivery of the Units, Notes and Shares shall be made at such location as the Initial Purchasers shall reasonably designate at least one business day in advance of the Closing Date and payment for the Units shall be made at the office of Cahill Gordon & Reindel ("Counsel for the Initial Purchasers"), Eighty Pine Street, New York, New York 10005. Certificates for the Units, Notes and Shares shall be registered in such names and in such denominations as the Initial Purchasers may request not less than three full business days in advance of the Closing Date.

            The Company agrees to have the Units, Notes and Shares available for inspection, checking and packaging by the

Initial Purchasers in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

            4. Offering of Securities. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

            (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A, or (ii) to other institutional "accredited investors" (as defined in Rule 501(a)(1),(2), (3) or (7) of Regulation D) who provide to it and to the Company a letter in the form of Exhibit A hereto or (iii) in accordance with the restrictions set forth in Exhibit B hereto.

            (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

            (c) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities.

            (d) Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 6 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

            5.    Agreements.  The Company agrees with each Initial Purchaser that:

            (a) The Company will furnish to each Initial Purchaser and to Counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

            (b) The Company will not amend or supplement the Final Memorandum without the prior written consent of the Initial Purchasers.

            (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers of the same and, subject to the requirements of paragraph (b) of this Section 5, will prepare and provide to the Representatives pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance.

            (d) The Company will arrange for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (e) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

            (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

            (g) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or the Exchange Securities in the United States.

            (h) So long as any of the Securities are "restricted securities" within the meaning of Rule

      144(a)(3) under the Securities Act, the Company will, unless it becomes subject to and complies with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

            (i) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

            (j) The Company will not, until 90 days following the Closing Date, without the prior written consent of the Initial Purchasers, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities (excluding commercial loans and securities issued to the seller of any business to the Company or any of its Subsidiaries as consideration for such sale) issued or guaranteed by the Company (other than the Securities), other than in connection with the Exchange Offer (as defined in the Final Memorandum).

            (k) In connection with any disposition of Securities pursuant to a transaction made in compliance with paragraph 6 of Exhibit A, the Company will reissue certificates evidencing such Securities without the legend referred to in paragraph 5 of Exhibit A (provided, in the case of a transaction made in compliance with paragraph 6(f) of Exhibit A, that the legal opinion referred to therein so permits).

            (l) Pursuant to the Escrow Agreement, the Company will deposit the Initial Escrow Amount into a collateral account, representing funds that together with the proceeds from the investment thereof will be sufficient to pay the first six interest payments on the Notes, and will take all actions necessary to pledge, assign and set over to the Trustee, for the benefit of the holders of the Notes and the Trustee (in its capacity as such under the Indenture), and irrevocably grant to the Trustee for the benefit of the holders of the Notes and the Trustee (in its capacity as such under the Indenture) a first priority perfected security interest in, all of its respective right, title and interest in such collateral account, all funds held therein and all other Collateral (as such term is defined in the Escrow Agreement) held by the Escrow Agent or on its behalf, in order to secure the obligations and indebtedness of the Company under the Indenture, the Escrow Agreement and the Notes.

            6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Units shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) The Company shall have furnished to the Initial Purchasers the opinion of Kronish, Lieb, Weiner & Hellman LLP, counsel for the Company, dated the Closing Date, in form and substance reasonably acceptable to the Initial Purchasers to the effect that:

                  (i) The Company has been duly incorporated and is validly
            existing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its assets and properties and conduct its business as described in the Final Memorandum and to enter into and perform its obligations under this Agreement, the Indenture, the Registration Agreement and the Escrow Agreement;

                 (ii) The Company has all requisite corporate power and
            authority to issue the Securities;

                (iii) The authorized, and to the knowledge of such counsel based solely upon a review of the Company's stock ledger and corporate records, the issued and outstanding capital stock of the Company is as set forth in the Final Memorandum under the caption "Capitalization";

                 (iv) Each of this Agreement, the Registration Agreement, the
            Escrow Agreement, the Common Stock Registration Rights Agreement, the Securities, the Exchange Securities and the Indenture has been duly authorized by the Company;

                  (v) No consent, approval, authorization, license,
            qualification or order of or filing or registration with, any court or governmental or regulatory agency or body of the United States or the State of New York or the General Corporation Law of the State of Delaware is required for the execution and delivery by the Company of this Agreement, the Registration Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement or the Indenture or for the issue and sale of the Securities or the Exchange Securities or the consummation by the Company of any of the transactions contemplated herein or therein, except such as may be required (A) in connection with the registration under the Securities Act of the Notes or the Exchange Securities, pursuant to the Registration Agreement, and the registration under the Securities Act of the Shares, pursuant to the Common Stock Registration Rights Agreement,
            (B) the qualification of the Indenture under the TIA in connection with the registration of the Securities or the Exchange Securities pursuant to the Registration Agreement, and the registration under the Securities Act of the Shares, pursuant to the Common Stock Registration Rights Agreement, (C) under the "blue sky" laws of any jurisdiction in connection with the purchase and distribution of the Units by the Initial Purchasers (as to which such counsel need express no opinion), (D) under the Rules and Regulations of the FCC ("FCC Rules") or under any rules or regulations of any State regulatory commissions ("State Rules") responsible for the regulation of cable/telecommunications services (as to which counsel need express no opinion) and (E) such as have been obtained or made, as the case may be;

                 (vi) The issuance, sale and delivery of the Securities and the
            Exchange Securities, the execution, delivery and performance by the Company of this Agreement, the Registration Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement and the Indenture (in each case assuming due authorization and execution by each party other than the Company) and the consummation by the Company of the transactions contemplated hereby and thereby and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Date, will not, conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of (A) any provision of the Certificate of Incorporation or By-laws of the Company, (B) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Company, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under any material agreements or instruments known to such counsel or (C) any law, statute, rule, or regulation (except for the FCC Rules and State Rules to which counsel need express no opinion) of the United States or the State of New York or under the General Corporation Law of the State of Delaware or any order, decree or judgment known to such counsel to be applicable to the Company or any Subsidiary, of any court or governmental or regulatory agency or body or arbitrator in the United States or the States of New York or Delaware.

                (vii) The statements in the Offering Memorandum under the
            headings "Summary - The Offering," "Description of the Units," "Description of the Notes," "Description of Common Stock Registration and Other Rights" and "Exchange Offer; Registration Rights," insofar as such statements purport to summarize certain provisions of the Securities, the Exchange Securities, the Registration Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement and the Indenture provide a fair summary of such provisions of such agreements and instruments;

               (viii) Each of the Indenture, the Registration Agreement, the
            Escrow Agreement and the Common Stock Registration Rights Agreement (assuming due authorization and execution by each party thereto other than the Company) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) with respect to the Indenture, the Common Stock Registration Rights Agreement and the Registration Agreement, the Enforceability Limitations, and (b) with respect to the Registration Agreement, the Common Stock Registration Rights Agreement and the Escrow Agreement, that such counsel expresses no opinion regarding the validity and enforceability of the indemnification and contribution provisions contained in Sections 7, 5 and 5, respectively, thereof;

                 (ix) Each of the Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for in accordance with the terms of this Agreement, and the Exchange Securities when executed, authenticated and delivered in exchange for the Securities in accordance with the terms of the Registration Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Limitations; the Shares when executed, authenticated and delivered, will be entitled to the benefits of the Common Stock Registration Rights Agreement and will be valid and binding obligations of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Limitations;

                  (x) The issuance of the Shares has been duly and validly
            authorized, and the Shares, when paid for and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and no holder of any securities of the Company has preemptive or similar rights applicable to the Shares;

                 (xi) The Escrow Agreement has been duly authorized, executed and delivered by the Company;

                (xii) The Escrow Agreement creates a valid security interest in favor of the Trustee in all right, title and interest of the Company in and to the Escrow Account and the Collateral (such counsel need not express an opinion as to the perfection or priority of the security interest in the Collateral created by the Escrow Agreement);

               (xiii) Assuming that the representations and warranties of the
            Initial Purchasers contained in Section 4 of this Agreement are true, correct and complete, and assuming compliance by the Initial Purchasers with their covenants in Section 4 hereof, and assuming that the representations and warranties contained in the Accredited Investor Letters completed by Accredited Investors and deemed made by "qualified institutional buyers" and non-U.S. persons purchasing Units from the Initial Purchasers are true and correct as of the Closing Date, it is not necessary in connection with the offer, sale and delivery of the Units to the Initial Purchasers under, or in connection with the initial resale of the Units by the Initial Purchasers in accordance with, this Agreement for the Company to register the Units under the Securities Act or to qualify the Indenture under the TIA;

                (xiv) Neither the Company nor any of the Subsidiaries is an
            "investment company" or a company "controlled by" or required to register as an investment company as such terms are defined in the

            Investment Company Act of 1940, as amended, and the rules and regulations thereunder;

                 (xv) When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A) as securities of the Company which are listed on a national securities exchange registered under
            Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system; and

                (xvi) The statements in the Final Memorandum under the caption
            "Certain Federal Income Tax Considerations" provide a fair summary of the material tax consequences of owning Securities.

                  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company and the Initial Purchasers and their representatives at which the contents of the Final Memorandum and related matters were discussed and, although we have not undertaken to investigate or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except as indicated above), on the basis of the foregoing, they have no reason to believe that at the Execution Time and the Closing Date the Final Memorandum contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, in the light of the circumstances under which they were made, not misleading or that the Final Memorandum includes an untrue statement of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the laws of the State of New York, the general corporate laws of the State of Delaware or the laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to Counsel for the Initial Purchasers, including Goldberg, Godles, Weiner & Wright and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                  All references in this Section 6(a) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

            (b) The Company shall have furnished to the Initial Purchasers the opinion of Michael Katzenstein, Vice President, Legal Affairs and General Counsel of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

                  (i) Each of the Company and the Subsidiaries and the LHC has
            been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to so qualify would not have a Material Adverse Effect;

                 (ii) All the outstanding shares of capital stock of the Company and the LHC and each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in Schedule II to the Purchase Agreement, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through other Subsidiaries free and clear of any security interests, liens or encumbrances;

                (iii) The issuance, sale and delivery of the Securities and the
            Exchange Securities, the execution, delivery and performance by the Company of this Agreement, the Registration Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement and the Indenture (in each case assuming due authorization and execution by each party other than the Company) and the consummation by the Company of the transactions contemplated hereby and thereby and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Date, will not, conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of (A) any provision of the Certificate of Incorporation or By-laws of the Company or any of the Subsidiaries,
            (B) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Company or any of the Subsidiaries, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries under any material agreements or instruments known to such counsel or (C) any order, decree or judgment known to such counsel to be applicable to the Company or any Subsidiary, of any court or governmental or regulatory agency or body or arbitrator in the United States or the States of New York or Delaware;

                 (iv) The statements in the Final Memorandum under the headings
            "Risk Factors - Risks Associated with Rights of Entry," and "-- Use of the Name OpTel" fairly summarizes the legal matters therein described;

                  (v) To the knowledge of such counsel (no search of court or administrative records having been made), no material legal or governmental or regulatory proceedings (including proceedings by or before the FCC) are pending to which the Company or any of the Subsidiaries or the LHC is a party or to which the business of the Company or any of the Subsidiaries or the LHC are subject that are not described or reflected therein as required, and no such proceedings have been threatened against the Company or any of the Subsidiaries or the LHC or with respect to any of their assets; and there is no material contract, agreement or other document not described or referred to in the Final Memorandum;

                 (vi) To counsel's knowledge, (i) no application, action,
            complaint, investigation or proceeding is pending or directly threatened that is likely to result in the denial of any pending application for the renewal, modification or assignment of any of the licenses, special temporary authorizations, conditional licenses, construction permits and other authorizations issued by the FCC in favor of the Company and the Subsidiaries and the LHC (collectively, "FCC Authorizations") for the conduct of their business as described in the Final Memorandum, and (ii) except for proceedings of general applicability, there are no proceedings or actions pending that could result in the revocation, materially adverse modification or suspension of any of the FCC Authorizations, the issuance of a cease and desist order, or the imposition of any administrative or judicial sanction, including but not limited to a monetary forfeiture; and

                (vii) To counsel's knowledge, each FCC report, registration, certification and notice required to be filed at the FCC and relating to any of the FCC Authorizations or the Company and the Subsidiaries, including but not limited to annual Equal Employment Opportunity Reports, has been timely filed, except as disclosed in the Final Memorandum or for such reports the non-filing or failure to timely file of which individually or in the aggregate would not have a Material Adverse Effect.

                  In addition, such counsel shall state that they have no reason to believe that at the Execution Time and the Closing Date the Final Memorandum contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, in the light of the circumstances under which they were made, not misleading or that the Final Memorandum includes an untrue statement of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the laws of the State of New York or the laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to Counsel for the Initial Purchasers.

            (c) The Company shall have furnished to the Initial Purchasers the opinion of Goldberg, Godles, Weiner & Wright, FCC counsel for the Issuers, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

                  (i) To counsel's knowledge, the Company and the Subsidiaries and the LHC are in compliance in all material respects with each of the FCC Authorizations for the conduct of their business as described in the Final Memorandum and all such FCC Authorizations represent all FCC Authorizations necessary for the conduct of the business of the Company and the Subsidiaries as presently conducted and described in the Final Memorandum;

                 (ii) To counsel's knowledge, (i) except as set forth on a
            Schedule to such opinion letter, no application, action or proceeding is pending for the renewal, modification or assignment of any of the FCC Authorizations, (ii) no application, action, complaint, investigation or proceeding is pending or directly threatened that is likely to result in the denial of any such application and (iii) except for proceedings of general applicability, there are no proceedings or actions pending that are likely to result in the revocation, materially adverse modification or suspension of any of the FCC Authorizations, the issuance of a cease and desist order, or the imposition of any administrative or judicial sanction, including but not limited to a monetary forfeiture; and all renewal applications required to be filed by the FCC's Rules have been filed;

                (iii) To counsel's knowledge, each FCC report, registration, certification and notice required to be filed at the FCC and relating to any of the FCC Authorizations or the Company and the Subsidiaries, including but not limited to annual Equal Employment Opportunity Reports, has been timely filed, except for such reports the non-filing of which individually or in the aggregate would not have a Material Adverse Effect;

                 (iv) The execution, delivery and performance by the Company of its obligations under this Agreement, the Registration Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities and the transactions contemplated therein, did not or will not result in a violation of the Communications Act, the Cable Acts and the Telecommunications Act or any order, rule or regulation of the FCC;

                  (v) No consent, approval, authorization, order or registration of or with the FCC is required under the Communications Act, the Cable Acts, the Telecommunications Act or the rules and regulations of the FCC for the execution and delivery by the Company of, and the the performance by the Company of its obligations under this Agreement, the Registration Agreement, the Escrow Agreement, the Common Stock Registration Rights Agreement, the Indenture, the Securities or the Exchange Securities;

                 (vi) Other than matters described in the Final Memorandum and except as to any other matters relating to the multichannel television and telecommunications industries in general, such counsel does not know of any proceedings threatened or pending before the FCC against or involving the properties, businesses or franchises of the Company which could reasonably be expected to have a Material Adverse Effect; and

                (vii) The statements in the Final Memorandum under the captions
            "Risk Factors - Regulation," and "-- Risks Associated with Rights of Entry" and "Business - Regulation" insofar as such statements summarize applicable provisions of the Communications

            Act, the Cable Acts and the Telecommunications Act and the published orders, rules and regulations of the FCC promulgated thereunder are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Final Memorandum; and the statutes and regulations summarized in such captions are statutes and regulations enforced or promulgated by the FCC that are material to the Company's business as described in the Final Memorandum.

            In rendering such opinion, counsel may state that it expresses no opinion with respect to any matters other than those arising under the Communications Act, the Telecommunications Act and the Cable Acts and the published rules and regulations promulgated thereunder by the FCC, and may rely as to all matters of fact relevant to such opinion on certificates and written statements of officers and employees of the Company; provided, however, that all such certificates and statements shall be satisfactory to the Initial Purchasers in all material respects and attached to such counsel's opinion. In addition, counsel may note that item (v) above is qualified by the requirement to file certain corporate and loan instruments with the FCC within 30 days of the Closing Date.

            (d) The Initial Purchasers shall have received from Counsel for the Initial Purchasers such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Final Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (e) The Company shall have furnished to the Initial Purchasers a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                  (i) the representations and warranties of the Company in this
            Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                 (ii) since the date of the most recent financial statements included in the Final Memorandum, there has been no material adverse change in the condition (financial or other), assets, results of operations, business or prospects of the Company and the Subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

            (f) At the Execution Time and at the Closing Date, Deloitte & Touche LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and stating in effect that:

                  (i) in their opinion the audited financial statements included in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations thereunder;

                 (ii) on the basis of a reading of the latest unaudited
            financial statements made available by the Company and the Subsidiaries; their limited review in accordance with the standards established by the AICPA of the unaudited interim financial information as indicated in their report included in the Final Memorandum; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the audit and compensation committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accountings matters of the Company and the Subsidiaries as to transactions and events subsequent to August 31, 1996, nothing came to their attention which caused them to believe that:

                        (1) any unaudited financial statements included in the
                  Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not, in all material respects, in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum; or

                        (2) with respect to the period subsequent to November
                  30, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and the Subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the November 30, 1996 consolidated balance sheet included in the Final Memorandum, or for the period from December 1, 1996 to such specified date there were any decreases, as compared with the period from comparable period of fiscal 1996, in net revenues or increases in loss before income taxes or in total net loss of the Company and the Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers; or

                        (3) the information included under the headings
                  "Selected Consolidated Financial and Other Operating Data" is not in conformity with the disclosure requirements of Regulation S-K; and

                (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Subsidiaries) set forth in the Final Memorandum, including the information set forth under the captions "Summary Consolidated Financial and Operating Data," "Capitalization" and "Selected Consolidated Financial and Other Operating Data" in the Final Memorandum, agrees with the accounting records of the Company and the Subsidiaries, excluding any questions of legal interpretation;

                 (iv) in addition, they shall provide such additional statements with respect to any unaudited financial statements included in the Final Memorandum of persons other than the Company as shall reasonably be requested by the Initial Purchasers.

            All references in Section 6(f) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter.

            (g) Subsequent to the Execution Time, or if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and the Subsidiaries or the LHC the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to market the Units as contemplated by the Final Memorandum.

            (h) Each of the Indenture, the Escrow Agreement, the Registration Agreement and the Common Stock Registration Rights Agreement shall have been executed and delivered by each of the parties thereto.

            (i) The Company shall have taken any and all actions reasonably required to establish the Escrow Account with the Escrow Agent and to prepare to file appropriate financing statements in each of the offices where such filing is necessary or, in the opinion of the Initial Purchasers, desirable to perfect the lien in favor of the Trustee created by the Escrow Agreement.

            (j) Prior to the Closing Date, the maturity of the Convertible Notes (as defined in the Final Memorandum) shall have been extended to the earlier of August 15, 2005 or 6 months after the indefeasible payment in full of the Notes and the Convertible Notes shall be subordinated in right of payment to the Securities as will be set forth in Exhibit F-1 to the Indenture.

            (k) Prior to the Closing Date, the Company shall have authorized and filed an amendment to its Certificate of Incorporation that creates the Class C Common Stock to be issued as part of the Units and reflects the other changes to the Company's Certificate of Incorporation contemplated to be made by the Final Memorandum.

            (l) Prior to the Closing Date, the Company shall have received all necessary authorizations, made all necessary filings and shall have established the LHC in form and function as described in the Final Memorandum.

            (m) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Representatives may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and Counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

            The documents required to be delivered by this Section 6 will be delivered at the office of Counsel for the Initial Purchasers, at Eighty Pine Street, New York, New York 10005, on the Closing Date.

            7. Reimbursement of Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers in payment for the Units on the Closing Date, the Company will reimburse the Initial Purchasers severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

            8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers specifically for inclusion therein; and provided further, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum which is corrected or contained, as the case may be, in the Final Memorandum and the Initial Purchaser fails to deliver the Final Memorandum. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the sixth paragraph under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this

Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one additional and separate counsel (and one additional and separate local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchases may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Initial Purchasers from the offering of the Units; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Units) be responsible for any amount in excess of the purchase discount or commission applicable to the Units purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Initial Purchasers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Units hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchasers. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

            9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Units agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the number of Units set forth opposite their names in Schedule I hereto bears to the number of Units set forth opposite the names of all the remaining Initial Purchasers) the Units which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the number of Units which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the Units set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such non-defaulting Initial Purchasers do not purchase all the Units, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

            10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Units, if prior to such time
(i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Final Memorandum.

            11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

            12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1111 W. Mockingbird Lane, Dallas, Texas 75247, attention: Michael Katzenstein, Vice President, Legal Affairs and General Counsel.

            13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

            14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

            15. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

            16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Initial Purchasers.

                                    Very truly yours,

                                    OPTEL, INC.


                                    By: /s/ Micheal Katzenstein
                                        -------------------------------------
                                        Name:  Micheal Katzenstein
                                        Title: VP and General Counsel


                                    By: /s/ Louis Brunel
                                        -------------------------------------
                                        Name:  Louis Brunel
                                        Title: President and CEO


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Salomon Brothers Inc
Merrill, Lynch, Pierce, Fenner & Smith
               Incorporated

By:  Salomon Brothers Inc


      By:  /s/ Patrick B. Meneley
           ---------------------------------
           Name:  Patrick B. Meneley
           Title: Vice President

                                   SCHEDULE I



                                                            Number of Units
      Initial Purchasers                                    to be Purchased
      ------------------                                    ---------------

Salomon Brothers Inc .................                        112,500
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated .............                      112,500
                                                             ---------

                  Total .................                     225,000

                                   SCHEDULE II


            The following is a list of all subsidiaries that are not wholly owned by OpTel, Inc.:

1.    Richey Pacific Cable Partners VI, L.P.:
            100% of the general partnership interest is owned by OpTel, Inc., but none of the limited partnership interest is owned by OpTel, Inc.

2.    Richey Pacific Cable Partners VII, L.P.:
            100% of the general partnership interest is owned by OpTel, Inc., but none of the limited partnership interest is owned by OpTel, Inc.

                                                                       EXHIBIT A


                Non-Distribution Letter for U.S. Purchasers



                                                                __________, 199_


Salomon Brothers Inc
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

OpTel, Inc.
1111 W. Mockingbird Lane
Dallas, Texas  75247

            Re:   Purchase of Units (the "Units"),
                  of OpTel, Inc. (the "Company")

Ladies and Gentlemen:

            In connection with our purchase of the Units we confirm that:

            1. We understand that the Units are not being and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

            2. We acknowledge that (a) neither the Company, nor the Initial Purchasers (as defined in the Offering Memorandum dated February 7, 1997 relating to the Units (the "Final Memorandum")) nor any person acting on behalf of the Company or the Initial Purchasers has made any representation to us with respect to the Company or the offer or sale of any Units and (b) any information we desire concerning the Company and the Units or any other matter relevant to our decision to purchase the Units (including a copy of the Final Memorandum) is or has been made available to us.

            3. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units, and we are (or any account for which we are purchasing under paragraph 4 below is) an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) able to bear the economic risk of investment in the Units.

            4. We are acquiring the Units for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Units, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

            5. We understand that (a) the Units will be in registered form only and that any certificates delivered to us in respect of the Units will bear a legend substantially to the following effect:

      THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS THREE YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY OR (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE

      IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, (E) TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

and (b) the Company has agreed to reissue such certificates without the foregoing legend only in the event of a disposition of the Units in accordance with the provisions of paragraph 6 below (provided, in the case of a disposition of the Units in accordance with paragraph 6(f) below, that the legal opinion referred to in such paragraph so permits), or at our request at such time as we would be permitted to dispose of them in accordance with paragraph 6(a) below.

            6. We agree that in the event that at some future time we wish to dispose of any of the Units, we will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and:

            (a) the Units are sold in compliance with Rule 144(k) under the Securities Act; or

            (b) the Units are sold in compliance with Rule 144A under the Securities Act; or

            (c) the Units are sold in compliance with Rule 904 of Regulation S under the Securities Act; or

            (d) the Units are sold pursuant to an effective registration statement under the Securities Act; or

            (e) the Units are sold to the Company or an affiliate (as defined in Rule 501(b) of Regulation D) of the Company; or

            (f) the Units are disposed of in any other transaction that does not require registration under the Securities Act, and we theretofore have furnished to the Company or its designee an opinion of counsel experienced in securities law matters to such effect or such other documentation as the Company or its designee may reasonably request.

            THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                    Very truly yours,



                                       By:_________________________________
                                              (Authorized Officer)

                                                                       EXHIBIT B


                       Selling Restrictions for Offers and
                         Sales outside the United States


            (1)(a) The Units have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit, it has offered and sold the Units, and will offer and sell the Units, (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Units, and that it and they have compiled and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Units (other than a sale of Units pursuant to Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Units from it during the restricted period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and February 14, 1997, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S."

            (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Units, except with its affiliates or with the prior written consent of the Company.

            (c) Terms used in this section have the meanings given to them by Regulation S.

            (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Units other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985 of Great Britain), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Units in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Units to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom the document may otherwise lawfully be issued or passed on.

                                                                         Annex 1


                        [SALOMON BROTHERS INC LETTERHEAD]



                                                                February 7, 1997


Deloitte & Touche LLP
2200 Ross Avenue
Suite 1600
Dallas, Texas  75201


Ladies and Gentlemen:

            Reference is hereby made to the Purchase Agreement (the "Purchase Agreement") dated February 7, 1997 among the undersigned and the other parties named in Schedule I thereto (the "Initial Purchasers"), and OpTel, Inc. (the "Company") pursuant to which the Company will sell to the Initial Purchasers, and the Initial Purchasers will purchase from the Company, 225,000 Units consisting of $225,000,000 principal amount of the Company's 13% Senior Notes Due 2005 and 225,000 Shares of Class C Common Stock (the "Securities").

            Pursuant to Section 6(f) of the Purchase Agreement, you are required to deliver certain letters, in form and substance satisfactory to us, setting forth the matters described in such Section (the "Auditor's Letters"). In connection with your delivery of the Auditor's Letters, we confirm to you that:

            (i) we are knowledgeable with respect to the due diligence review process that would be performed if this placement of Securities were being registered pursuant to the Securities Act of 1933, as amended (the "Act"); and

           (ii) we will be reviewing certain information relating to the Company that will be included or incorporated by reference in the Final Memorandum (as defined in the Purchase Agreement) and this review process, applied to the information relating to the Company, will be substantially consistent with the due diligence review process that we would perform if this placement of Securities were being registered pursuant to the Act.

            In accordance with the foregoing, we hereby request that you deliver to us the Auditor's Letters.

                                   ANNEX 1-1

            This letter is being furnished to you solely for the purpose of obtaining the Auditor's Letters and may not be relied upon or used by you for any other purpose, or given or shown to any other person, without our prior written consent.

                                    Very truly yours,

                                    SALOMON BROTHERS INC



                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:




                                    ANNEX 1-2